Exhibit 23.4

Consent of Independent Public Accountants

To the Stockholders and Board of Directors of Central Power and Light Company:

      As independent public accountants, we hereby consent to the incorporation of our report with respect to the Consolidated Financial Statements of Central Power and Light Company dated February 25, 2000, included in this Form 10-K, into Central Power and Light Company's previously filed registration statement on Form S-3 (File Nos. 33-49577 and 33-52759).

Arthur Andersen LLP

Dallas, Texas
March 21, 2000




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